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                                                                          EXHIBIT 11


                              ORION CAPITAL CORPORATION
                       COMPUTATION OF EARNINGS PER COMMON SHARE
                                      (UNAUDITED)
                   (000s omitted - except for per common share data)


                                               Three Months Ended    Six Months Ended
                                                    June 30,             June 30,
                                               ------------------    ----------------
                                                  1995     1994        1995     1994
                                                  ----     ----        ----     ----
Computation of weighted average number of
  common and equivalent shares outstanding:

 PRIMARY -

  Weighted average number of shares
    outstanding .............................    14,069   14,316      14,068   14,335
  Dilutive effect of stock options ..........       129      123         123      124
                                                -------  -------     -------  -------
  Weighted average number of common and
    equivalent shares .......................    14,198   14,439      14,191   14,459
                                                =======  =======     =======  =======
Net earnings attributable to common
  stockholders ..............................   $16,049  $11,567     $33,111  $24,807
                                                =======  =======     =======  =======
Net earnings per common share ...............   $  1.13  $   .80     $  2.33  $  1.72
                                                =======  =======     =======  =======

FULLY DILUTED

  Weighted average number of shares
    outstanding .............................    14,069   14,316      14,068   14,335
  Dilutive effect of stock options ..........       138      131         127      131
                                                -------  -------     -------  -------
  Weighted average number of common and
    equivalent shares .......................    14,207   14,447      14,195   14,466
                                                =======  =======     =======  =======
Net earnings attributable to common
  stockholders ..............................   $16,049  $11,567     $33,111  $24,807
                                                =======  =======     =======  =======
Net earnings per common share ...............   $  1.13  $   .80     $  2.33  $  1.71
                                                =======  =======     =======  =======









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